STOCK REPURCHASE AGREEMENT

      THIS STOCK REPURCHASE AGREEMENT (this "AGREEMENT"), dated as of October 6, 2004, by and among GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation, with its principal place of business at 2441 Viscount Row, Orlando, FL 32809 (the "BUYER" or "COMPANY"), BH CAPITAL INVESTMENTS, LP, a Ontario limited partnership ("BH") whose address is 175 Bloor Street East, South Tower, 7th Floor, Toronto, Ontario, Canada M4W 3R8 and EXCALIBUR LIMITED PARTNERSHIP, a Manitoba limited partnership ("EXCALIBUR"), whose address is 33 Prince Arthur Avenue, Toronto, Ontario, Canada M5R IB2 (BH and Excalibur are referred to individually as a "SELLER" and together as "SELLERS").

                             PRELIMINARY STATEMENTS

      A. The Sellers are the owners of all of the Company's issued and outstanding Series A Preferred Stock as more fully described on Schedule I attached hereto (the "STOCK");

      B. Sellers wish to convert a portion of the Stock to a number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") in accordance with the conversion rights associated with the Stock and to sell to the Company the remainder of the Stock and all rights and benefits associated therewith on the terms and subject to the conditions set forth in this Agreement;

      C. The Company has authorized the payment of consideration as herein provided in exchange for the assignment of all remaining rights and benefits associated with the Stock, subject to the terms and conditions set forth in this Agreement; and

      D. Upon the closing of the transactions contemplated hereby, Company will issue and deliver a Warrant to each of Sellers on the terms herein provided and substantially in the respective forms attached hereto as Exhibit "A" (the "Warrant") and the parties hereto will execute and deliver a Registration Rights Agreement in substantially the form attached hereto as Exhibit "B" (the "REGISTRATION RIGHTS AGREEMENT") pursuant to which the Company agrees to provide certain registration rights (with respect to the securities issuable pursuant to the Warrant) under the Securities Act of 1933, as amended (the "1933 Act") and the rules and regulations promulgated thereunder, and applicable state Securities laws.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Sellers hereby agree as follows:

      1. PREAMBLES; PURCHASE AND SALE OF SECURITIES; CLOSING

            a. Preliminary Statements. The above preliminary statements, recitals, definitions, preamble and provisions are true and correct and are incorporated herein as fully as if set forth herein.

            b. Conversion and Purchase of Stock. Subject to the terms and conditions set forth in this Agreement, the Sellers and the Company agree to convert a portion of the shares of Stock outstanding (the "Conversion Stock" as so indicated on Schedule I hereto) to approximately 600,000 shares of Common Stock in accordance with the conversion rights presently associated with the Stock and the Sellers agree to sell the remainder of the Stock and all rights and benefits associated therewith (the "Remaining Stock") as further indicated on Schedule I, free and clear of all liens, claims and encumbrances whatsoever, and Buyer agrees to purchase the Remaining Stock from the Sellers for an aggregate purchase price of one hundred twenty percent (120%) of the sum of the Series A Preference Amount thereof plus accrued, but unpaid dividends as of the Closing Date (the "PURCHASE PRICE"), allocated between Sellers as indicated under each Seller on Schedule I, together with the issuance and delivery to each Seller a Warrant relating to 250,000 shares of Common Stock.

            c. The Closing. The closing ("CLOSING") of the issuance of the Conversion Stock and sale and purchase of the Remaining Stock (including the issuance of the Warrants) shall take place at the offices of Baker & Hostetler LLP, 200 South Orange Avenue, Suite 2300, SunTrust Center, Orlando, Florida 32801, no later than October 20, 2004. The consummation of the transaction and the payment of the Purchase Price shall occur at Closing, as follows:

                  (i) Conversion Stock. The Sellers shall deliver, by the close of business the day after closing appropriately completed and executed conversion notices under the rights presently associated with the Stock and providing for a conversion of the appropriate portion thereof into the Conversion Stock and Company shall direct its Stock Transfer Agent to deliver such Conversion Stock to Sellers in accordance with the rights, designations and preferences associated with the Stock.

                  (ii) Delivery of Stock Certificate(s). The Sellers shall deliver to the Company the original certificates representing the Stock free and clear of all liens, claims and encumbrances whatsoever and endorsed in blank or executed Assignments Separate from Certificate in a form attached hereto as Exhibit "C".

                  (iii) Execution and Delivery of Registration Rights Agreement. The parties will execute and deliver each to the other the Registration Rights Agreement.

                  (iv) Delivery of Warrant. The Company shall deliver to each Seller a Warrant providing for the right of the holder thereof to purchase up to 250,000 shares of the Common Stock of the Company at a purchase price equal to $2.00 per share, subject to adjustment as provided in the Warrant.

                  (v) Delivery of Purchase Price. The Company shall deliver the Purchase Price in immediately available U.S. funds to each Seller, by the close of business the day after closing, as allocated pursuant to Schedule I.

      2. SELLER'S REPRESENTATIONS AND WARRANTIES

            Each Seller represents and warrants to the Company that:

            a. Investment Purpose. The shares of Common Stock issued upon exercise of the Warrant ("Warrant Stock") and the Warrant itself (collectively, referred to hereafter as the "Securities") to be delivered to such Seller are being acquired by Seller in good faith solely for its own account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; such Seller has no contract or arrangement with any person to sell, transfer or pledge to any person the Securities or any part thereof, any interest therein or any rights thereto; such Seller has no present plans to enter into any such contract or arrangement; and such Seller understands that as a result it must bear the economic risk of the investment for an indefinite period of time because the Securities have not been registered under the 1933 Act, and, therefore, cannot be sold unless they are subsequently registered under the 1933 Act.

            b. Accredited Investor Status. Such Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

            c. Reliance on Exemptions. Such Seller understands that the Securities are being offered and sold to it under the exemption from the registration requirements of the United States federal and state Securities laws and that the Company is relying upon the truth and accuracy of, and such Seller's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Seller to acquire the Securities.

            d. Information. Such Seller understands and acknowledges that it is purchasing the Securities without being furnished any offering literature, prospectus or other materials other than copies of the SEC Documents (as defined hereinbelow), that this transaction has not been scrutinized by the SEC or by any administrative agency charged with the administration of the Securities laws of any state, that all documents, records and books, pertaining to the Company, its business, finances and operations, and the Securities have been made available to such Seller, and its advisors and representatives, including its attorney, its accountant and/or its purchaser representative, and that the books and records of the Company will be available upon reasonable notice for inspection by such Seller during reasonable business hours at the Company's principal place of business. Such Seller and its advisors and representatives, including its attorney, its accountant and/or its purchaser representative, if any, have reviewed the SEC Documents and been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Such Seller understands that its investment in the Securities is speculative and involves a high degree of risk of loss and that such Seller must be prepared to lose its entire investment in the Company. Such Seller has sought such accounting, legal and tax advice, as it has considered necessary to an informed investment decision with respect to its acquisition of the Securities. Such Seller, or such Seller together with its purchaser representative, if any, have such knowledge and experience in financial and business matters that it and such representative are capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision.

            e. Governmental Review. Such Seller understands that no United States federal or state agency or any other government or governmental agency has approved or disapproved or passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities or the accuracy or adequacy of any of the information provided by the Company to such Seller regarding the Company, the Securities or any other matter, and that the Company is relying on the truth and accuracy of the representations, declarations and warranties herein made by such Seller in offering the Securities for sale to it without having first registered the same under the 1933 Act.

            f. Transfer or Resale. Such Seller understands that, except as provided in the Registration Rights Agreement, (i) the Securities have not been and are not being registered under the 1933 Act or any state Securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) such Seller shall have provided the Company with a statement of the circumstances surrounding the proposed disposition and shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect (1) that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration and (2) that appropriate action necessary for compliance with the 1933 Act has been taken; (ii) any sale of such Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state Securities laws or to comply with the terms and conditions of any exemption thereunder.

            g. Legends. Such Seller understands that the Stock certificates representing the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order shall be placed against transfer of such stock certificates):

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO.

            h. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Seller and are valid and binding agreements of such Seller enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

            i. Domicile. Such Seller's principal place of business is located as indicated in the address of such Seller on the signature page to this Agreement.

            j. Short Position and Market Purchases. Such Seller is not acquiring the Securities or the Conversion Stock for the purpose of covering any short position in the Securities as of Closing.

            k. Stock Free of Claims. The Stock to be delivered at Closing by such Seller hereunder is and will be so delivered free and clear of all liens, claims, encumbrances, pledges, orders or restrictions whatsoever.

            l. No Conflicts. The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby will not (i) result in any violation of such Seller's Certificate of Limited Partnership, as amended, as in effect on the date hereof or such Seller's Limited Partnership Agreement, as in effect on the date hereof or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Seller is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to such Seller or by which any property or asset of such Seller is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on such Seller's ability to perform its obligations hereunder). Except as required under the 1933 Act and any applicable state securities laws, such Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

            m. Indemnification. Such Seller acknowledges that such Seller understands the meaning and legal consequences of the representations and warranties in this Section 2, and that the Company has relied upon such representations and warranties, and such Seller hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, agents and representatives from and against any and all claims, demands, losses, damages, expenses or liabilities (including attorneys' fees) due to or arising out of, directly or indirectly, a breach of any such representations or warranties, as well as any breach of such Seller's covenant provided in Section 4 d. hereof.

      3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to each Seller that:

            a. Organization and Qualification. The Company is a corporation duly organized and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a material adverse effect on the operations, properties or financial condition of the Company taken as a whole (a "MATERIAL ADVERSE EFFECT").

            b. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and (iv) this Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

            c. Issuance of Securities. The Warrant is and the Warrant Stock to be issued pursuant to the Warrant upon exercise and issuance thereof will be duly authorized and, upon issuance in accordance with the terms hereof or thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

            d. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in any violation of the Company's Certificate of Incorporation, as amended, as in effect on the date hereof or the Company's Bylaws, as in effect on the date hereof or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof.

            e. Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the 1934 Act (as defined below) and is in full compliance with all reporting requirements of the 1934 Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the American Stock Exchange, and except as set forth in the SEC Documents, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such posting or listing.

            f. SEC Documents, Financial Statements. During the Company's last two (2) fiscal years, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC DOCUMENTS"). As of their respective dates, subject to, with respect to certain SEC Documents, the filing of an amendment to such SEC Documents, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

            g. No Material Adverse Change. Since June 30, 2004, there has not been any material adverse change in the Company's business, results of operations, or financial condition, other than changes resulting from general economic conditions or general economic trends, except as reflected in the SEC Documents filed at least five (5) days prior to the date hereof.

            h. Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

      4. COVENANTS

            a. Form D. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.

            b. Reporting Status. Until the earlier of (i) the date as of which Buyer may sell all the Warrant Stock without restriction pursuant to Rule 144(k) promulgated under the 1933 Act, or (ii) the date on which Buyer has sold all of the Warrant Stock, the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

            c. Original Stock Certificates. In the event either Seller delivered an Assignment Separate from Certificate in lieu of an original stock certificate or certificates under Section 1c(ii) hereof, such Seller covenants to deliver the original certificate free and clear, from and after the Closing Date, of all liens, claims and encumbrances whatsoever (and appropriately endorsed in favor of the Company and relating to all Remaining Stock), within twenty (20) days of the Closing Date.

      5. TRANSFER AGENT INSTRUCTIONS

            Each Seller acknowledges that the Securities shall be "restricted" Securities, that the Stock Certificates and Warrant shall bear the restrictive legend specified in Section 2(g) of this Agreement, and that stop-transfer instructions have been given by the Company to its transfer agent with respect to the Securities. If a Seller provides the Company with an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, that registration of a resale by such Seller of any of the Securities is not required under the 1933 Act or any applicable state securities or blue sky laws, the Company shall permit the transfer and promptly instruct its transfer agent to electronically issue such Securities in such name and in such denominations as specified by such Seller.

      6. TERMINATION

            a. Termination. This Agreement may be terminated as follows:

                  (i) at any time prior to Closing, by mutual written consent of all of the parties to this Agreement;

                  (ii) at any time after October 20, 2004, by Sellers, if the Closing has not been effected on or prior to such date and if such Seller is not then in breach of any term of this Agreement, pursuant to written notice by Sellers to the Company; or

                  (iii) at any time after October 20, 2004, by the Company, if the Closing has not been effected on or prior to such date, if the Company is not then in breach of any term of this Agreement, pursuant to written notice by the Company to Sellers.

            b. Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 6.a., provided, however, that the provisions of Section 7 hereof shall survive any termination of this Agreement.

      7. GOVERNING LAW; MISCELLANEOUS

            a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws.

            b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause three (3) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

            c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

            e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Seller makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:         Galaxy Nutritional Foods, Inc.
                           2441 Viscount Row
                           Orlando, FL 32809
                           Telephone:  (407) 855-5500
                           Telecopy:  (407) 855-1099
                           Attention:  Mr. Michael E. Broll

With a copy to:            Baker & Hostetler LLP
                           200 South Orange Avenue
                           Orlando, FL 32801
                           Telephone:  (407) 649-4000
                           Telecopy:  (407) 841-0168
                           Attention:  Kenneth C. Wright, Esq.

If to BH:                  BH Capital Investments, L.P.
                           175 Bloor Street East
                           South Tower, 7th Floor
                           Toronto, Ontario, Canada M4W 3R8
                           Telecopy:  (416) 929-5314

If to Excalibur:           Excalibur Limited Partnership
                           33 Prince Arthur Avenue
                           Toronto, Ontario, Canada M5R IB2
                           Telecopy:  (416) 964-8868

Each party shall provide notice to the other party of any change in address.

            g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought).

            h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            i. Publicity. The Company and each Seller shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of each Seller, to make any press release with respect to such transactions as the Company determines is required by applicable law and regulations.

            j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.


                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

            IN WITNESS WHEREOF, Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.


                                "Company"

                                GALAXY NUTRITIONAL FOODS, INC.


                                By:  /s / Michael E. Broll
                                     -------------------------------------------
                                     Michael E. Broll
                                     Chief Executive Officer



                                "Seller"

                                BH CAPITAL INVESTMENTS, LP

                                By:  HB and Co., its General Partner


                                     By: /s/ Henry Brachfeld
                                        ----------------------------------------

                                     Print Name: Henry Brachfeld
                                                --------------------------------

                                     As its: President of General Partner
                                            ------------------------------------

                                     Address: 175 Bloor Street East
                                              South Tower, 7th Floor
                                              Toronto, Ontario, Canada M4W 3R8


                                "Seller"

                                EXCALIBUR LIMITED PARTNERSHIP

                                By:  Excalibur Capital Management, Inc.


                                     By: /s/ Will Hechter
                                        ----------------------------------------

                                     Print Name: Will Hechter
                                                --------------------------------

                                     As its: President of General Partner
                                            ------------------------------------

                                Address: 33 Prince Arthur Avenue
                                         Toronto, Ontario, Canada M5R IB2

                                   SCHEDULE I

                         GALAXY NUTRITIONAL FOODS, INC.
                                   SCHEDULE I
                           STOCK REPURCHASE AGREEMENT

PURCHASE CALCULATION AS OF OCTOBER 6, 2004
------------------------------------------

                                                              Total BH          Capital          Excalibur
                                                          ---------------------------------------------------
Series A original value                                   $         48.18   $         48.18   $         48.18
10% Dividends fiscal 2002                                            4.82              4.82              4.82
8% Dividends fiscal 2003                                             3.85              3.85              3.85
8% Dividends fiscal 2004                                             3.85              3.85              3.85
8% Dividends fiscal 2005 (accrued dividends to 10/5/04)              1.96              1.96              1.96
                                                          ---------------------------------------------------
  Total Value per Conversion Share                        $         62.66   $         62.66   $         62.66
Conversion price                                                   1.0735            1.0735            1.0735
                                                          ---------------------------------------------------
No. of common shares per share of Conversion Stock                  58.37             58.37             58.37
                                                          ===================================================

Conversion Stock                                                   10,278             5,139             5,139
                                                          ---------------------------------------------------
Common Stock Issued for Conversion Stock                          599,970           299,985           299,985
                                                          ---------------------------------------------------

Remaining Stock                                                    30,316            14,591            15,725

Preference Amount of Remaining Stock - principal          $  1,460,589.71   $    702,977.45   $    757,612.26
Preference Amount of Remaining Stock - dividend           $    439,150.64   $    211,361.89   $    227,788.75
                                                          ---------------------------------------------------
  Total Base Value                                        $  1,899,740.35   $    914,339.34   $    985,401.01
                                                          ===================================================

                                                          ---------------------------------------------------
Purchase Price of Remaining Stock/Accrued Dividends       $  2,279,688.42   $  1,097,207.21   $  1,182,481.21
                                                          ---------------------------------------------------


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